Exhibit 10.13.(c)
     SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT


     This Agreement, entered into on this 1st of July, 2001, and made effective as of June 1, 2001, by and between EOG Resources, Inc., f.k.a. Enron Oil & Gas Company ("Employer"),
and Loren M. Leiker ("Employee") is  an amendment   to   that
certain  Employment  Agreement   dated effective  as  of
March 1, 1998 (as heretofore  amended,  the
"Employment Agreement").

     WHEREAS,  the  parties  desire to amend  the  Employment
Agreement as provided herein;

     NOW, THEREFORE, in consideration thereof and of the mutual covenants contained herein, the parties agree as follows:

     1. Exhibit A to the Employment Agreement is hereby deleted in its entirety and a new Exhibit A, in the form attached hereto as Exhibit A and effective as of June 1, 2001, is substituted therefor.

     2. Section 1.3 is hereby revised to remove reference to Enron.

     3. Section 1.6 is hereby revised to change references to "Employer's President" to "Employer's Chairman".

     4. Section 2.1 is hereby deleted in its entirety and the following is substituted therefor:

          " 2.1 Employee's annual base salary during the Term shall be not less than the amount set forth under the heading "Annual Base Salary" on Exhibit A, subject to increase at the sole discretion of the Employer, which shall be paid in accordance with Employer's standard payroll practice. Any calculation to be made under this Agreement with respect to Employee's Annual Base Salary shall be made using the then current Annual Base Salary in effect at the time of the event for which such calculation is made."

      5. Section 2.3 is hereby revised to remove reference to Enron.

     6. Section 3.1(i) is hereby revised to remove reference to Enron.

     7. Section 3.1(iv) is hereby revised to change the reference to "Enron's long-term disability plan" to "Employer's long-term disability plan".

     8.   The phrase "except Section 8.6" is hereby deleted from
          Section 3.2.

     9. Section 3.5 is hereby deleted in its entirety and the following is substituted therefor:

          " 3.5 Upon an Involuntary Termination of the employment relationship by either Employer or Employee prior to the expiration of the Term,
          Employee shall be entitled, in consideration of Employee's continuing obligations hereunder after such termination (including, without limitation, Employee's non-competition obligations), to receive a severance benefit under this Agreement equal to the greater of a) the amount that Employee would have received under this Agreement from the date of termination through the end of the Term of this Agreement if Employee had continued to be employed during such period, computed assuming that Employee received the Annual Base Salary specified on Exhibit A and an annual bonus equal to the bonus target specified on Exhibit A for each year during such period (in each case prorated for any partial year), or b) the sum of the Employee's Annual Base Salary and the annual bonus target specified on Exhibit A. Employee shall not be under any duty or obligation to seek or accept other employment following Involuntary Termination and the amounts due Employee hereunder shall not be reduced or suspended if Employee accepts subsequent employment. Employee's rights under this Section
          3.5 are Employee's sole and exclusive rights against Employer and Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for any Involuntary Termination of the employment relationship. Employee covenants not to sue or lodge any claim, demand or cause of action against Employer for any sums for Involuntary Termination other than those sums specified in this Section 3.5. If Employee breaches this covenant, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action."

      10. Section 3.8 is hereby revised to remove reference to Enron.

     11. Article 4, Section 4.1 is hereby deleted in its entirety and the following is substituted therefor:

          " 4.1 After the expiration of the Term specified on Exhibit "A," this Agreement, and
          Employee's employment hereunder, shall automatically renew for successive periods of one
          (1) year each, unless either Employer or Employee provides not less than one hundred twenty (120) days' prior written notice of intent not to renew. In the event this Agreement is not renewed pursuant to such notice, and Employee remains employed by Employer beyond the expiration of the Term of this Agreement, including any renewals, Employee's employment shall convert to a month-to-month relationship terminable at any time by either Employer or Employee for any reason whatsoever, with or without cause. Upon such termination of the employment relationship by either Employer or Employee for any reason whatsoever, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible shall cease and terminate. Employee shall be entitled  to  pro rata salary through the  date  of
          such termination, but Employee shall not be entitled to any individual bonuses or individual incentive compensation not yet paid at the date of such termination."

     12. Section 5.1 is hereby revised to remove references to Enron, including replacing the reference to "any Enron entity" to "any Employer entity".

     13. Article 6 is hereby revised to remove references to Enron, including removing Enron and its affiliates as third party beneficiaries of Employee's obligations under Section 6.2.

     14. Section 7.1 is hereby deleted in its entirety and the following is substituted therefor:

          " 7.1 As part of the consideration for the compensation and benefits to be paid to Employee hereunder, in keeping with Employee's duties as a fiduciary and in order to protect Employer's interests in the confidential information of Employer and the business relationships developed by Employee with the clients and potential clients of Employer, and as an additional incentive for Employer to enter into this Agreement, Employer and Employee agree to the non-competition provisions of this Article 7. Employee agrees that during the period of Employee's non-competition obligations hereunder, Employee will not, directly or indirectly for Employee or for others, in any specific prospect where Employer is conducting any exploration business as of the date of termination of the employment relationship or has during the previous twelve months conducted any exploration business:

               (i) engage in any exploration business competitive with the exploration business conducted by Employer;

               (ii) render advice or services to, or otherwise assist,
                    any other person, association, or entity who is engaged, directly or indirectly, in any exploration business competitive with the exploration business conducted by Employer;

              (iii) induce any employee of Employer to terminate his or
                    her employment with Employer, or hire or assist in the hiring of any such employee by person, association, or entity not affiliated with Employer.

          These   non-competition  obligations  shall  extend
          until the earlier of (a) expiration of the Term  or
          (b) one year after termination of the employment relationship. Further, Employee may exercise his right to voluntarily resign under Section 3.2(ii) upon the occurrence of one of the events described below and these non-competition obligations shall expire immediately and have no further force and effect, and the Employer shall have no further obligations to Employee under this Agreement:

            1. the Employer undergoes a reorganization or change in
               business circumstances such that Employee's duties and responsibilities are substantially reduced; or

            2. the Employee is asked to relocate outside the Houston
               Metropolitan Area; or

            3. Mark G. Papa ceases to be Chairman and Chief Executive
               Officer of Employer."

     15.  Article 8 is hereby revised to remove references to Enron.

     16. Section 8.3, notices and all other communications to Employer should be to:

               EOG Resources, Inc.
               333 Clay Street, Suite 4200
               Houston, Texas 77002
               Attention:  Vice President, Human Resources,
                           Administration
                           & Corporate Secretary

     17.  Article 9 is hereby deleted in its entirety.

     18. Contemporaneously with the execution of this Agreement, the parties have executed a Change of Control Agreement dated July 1, 2001 (the "Change of Control Agreement").
          If during the term of the Change of Control Agreement, a Change of Control (as that term is defined in the Change of Control Agreement) occurs or is deemed to have occurred under such agreement, then for the period of time from the occurrence of the Change of Control through the second anniversary of the Change of Control (the "Applicable Period"), the following provisions will apply:

          (a) The following shall be substituted in lieu of Section 3.1(i) of the Employment Agreement during the Applicable
               Period:

               (i)  if, under the Change of Control Agreement, dated
                    July 1, 2001, between Employee and Employer (as amended, the "Change of Control Agreement"), an Event of Termination for Cause (as that term is defined in the Change of Control Agreement) shall have occurred;

          (b) The following shall be substituted in lieu of Section 3.1(iv) of the Employment Agreement during the Applicable
               Period:

               (iv) if, under the Change of Control Agreement, Employee's
                    Disability (as that term is defined in the Change of Control Agreement) shall have occurred.

          (c) If the termination of Employee's employment occurs for any reason during the Applicable Period, then (i) the provisions of Section 7 of the Change of Control Agreement shall apply in lieu of the provisions of Sections 3.3 through
               3.7 of the Employment Agreement, (ii) the provisions of
               Article 7 of the Employment Agreement shall not apply to Employee, and (iii) the provisions of Section 12 of the Change of Control Agreement shall apply in lieu of the provisions of Section 8.6 of the Employment Agreement.

     This Agreement is the Second Amendment to the Employment Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment Agreement, and any amendments thereto, shall remain in full force and effect and without any change or modification, except as provided herein.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              EOG RESOURCES, INC.



                              By:  /s/ PATRICIA EDWARDS
                                 -------------------------
                              Name:  Patricia Edwards
                              Title: V.P. Human Resources,
                                     Administration and
                                     Corporate Secretary
                              This 1st day of July, 2001


                              LOREN M. LEIKER



                                 /s/ LOREN M. LEIKER
                              -----------------------------
                              This 1st day of July, 2001

                        EXHIBIT "A" TO
                 EXECUTIVE EMPLOYMENT AGREEMENT
        BETWEEN EOG RESOURCES, INC. AND LOREN M. LEIKER
                 (Amended as of June 1, 2001)

Employee Name:   Loren M. Leiker

Term:            June 1, 2001 through May 31, 2005

Renewal:         After May 31, 2005, Agreement will
                 automatically be renewed annually for a one-year term unless either Employee or Employer provides a 120-day notice of intent not to renew.

Position:        Executive Vice President, Exploration and
Development

Location:        Houston, Texas

Reporting
Relationship:    Reports to Mark G. Papa, Chairman and
                 Chief Executive Officer

Annual Base
Salary:          Two Hundred Eighty-five Thousand Dollars
                 ($285,000) per year

Bonus: Employee shall be eligible to participate in the EOG Resources, Inc. Executive Officer Annual Bonus Plan, at a target of 75% of Annual Base Salary. Such bonus may be paid in a combination of cash, stock options, and/or phantom stock units, as determined by the Compensation Committee of Employer's Board of Directors.

Long-term
Incentives:      Employee  shall be eligible  to  receive
                 grants  of  stock  options,  consistent   with
                 similarly  situated executives, as  determined
                 from   time   to   time  by  the  Compensation
                 Committee of Employer's Board of Directors.

Restricted Stock
Grant:           Employee received a grant of 10,000
                 shares    of   restricted   stock,   effective
                 February  11,  1998,  vesting  100%  five  (5)
                 years from date of grant, as evidenced by an Award Agreement.

Signing Grant:   Employee shall be granted 30,000 shares of
                 Restricted Stock under the terms of the EOG
                 Resources, Inc. 1992 Stock Plan, as amended, with standard termination provisions, and vesting on May 8, 2006.

                                   EOG RESOURCES, INC.


                              By:  /s/ PATRICIA EDWARDS
                                 ----------------------------
                              Name:  Patricia Edwards
                              Title: V.P.   Human   Resources,
                                     Administration  and
                                     Corporate Secretary
                              This 1st  day  of July, 2001

                              LOREN M. LEIKER


                                   /s/ LOREN M. LEIKER
                              --------------------------------
                              This 1st  day  of July, 2001